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                                                                   EXHIBIT 10.38


                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of July 14, 1998, effective as of June 18, 1998, by and between InnerDyne, Inc. ("Borrower") whose address is 1244 Reamwood Avenue, Sunnyvale, CA 94089 and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated June 19, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Committed Line in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00) (the "Revolving Facility") and an Equipment Committed Line in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Equipment Facility") and an Equipment Committed Line #2 in the original principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (the "Equipment Facility #2"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreement and by a Collateral Assignment, Patent Mortgage and Security Agreement, dated February 23, 1995, as amended.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement

          1.   The following defined terms are hereby incorporated into Section
               1.1 entitled "Definitions" or amended to read as follows:

               "Revolving Maturity Date" means June 18, 1999.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Eight Thousand Seven Hundred Fifty and 00/100 Dollars ($8,750.00) (the "Loan Fee"). Five Thousand and 00/100 Dollars ($5,000.00) of the Loan Fee has previously been paid to Bank and the remaining Three Thousand Seven Hundred Fifty and 00/100 Dollars ($3,750.00) shall be due and payable upon execution of this Agreement.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.
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7.   CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of $3,750.00 which represents the remaining balance of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                    BANK:

INNERDYNE, INC.                              SILICON VALLEY BANK


By: /s/ ROBERT A. STERN                      By: /s/ CLIFFORD B. WHITE
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Name:   Robert A. Stern                      Name:   Clifford B. White
     ---------------------------------            ------------------------------
Title:  VP/CFO                               Title:  Senior Vice President
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